Exhibit 99.1

news release
Contact: Domenick Cama(973) 924-5105
dcama@myinvestorsbank.com

Investors Bancorp, Inc. Announces Results of Subscription Offering
SHORT HILLS, N.J., (PR NEWSWIRE) - April 25, 2014, Investors Bancorp, Inc. (the “Company”) (Nasdaq: ISBC), an existing Delaware corporation, and New Investors Bancorp, Inc. (“New Investors Bancorp”), the proposed holding company for Investors Bank, announced today the results of the subscription offering that was conducted in connection with its proposed second step conversion stock offering. The Company received over 9,000 orders for approximately $1.27 billion in the subscription offering, excluding the Company’s Employee Stock Ownership Plan.
On April 21, 2014, the Company announced that it commenced the firm commitment underwritten offering portion of the second step conversion to sell shares of common stock not subscribed for in the subscription offering to the general public at $10.00 per share. RBC Capital Markets, Keefe, Bruyette & Woods, and Sandler O'Neill & Partners, L.P. are acting as joint book-running managers for the firm commitment underwritten offering. Barclays, Deutsche Bank Securities, and J.P. Morgan are acting as joint lead managers, and Sterne Agee and Boenning & Scattergood, Inc. are acting as co-managers for the firm commitment underwritten offering.
Keefe, Bruyette & Woods acted as the selling agent in the subscription offering.
Luse Gorman Pomerenk & Schick, P.C. is serving as legal counsel to the Company and New Investors Bancorp. Silver, Freedman, Taff & Tiernan LLP is serving as legal counsel to the Underwriters.
The completion of the conversion and offering remains subject to, among other things, selling a minimum of 170,000,000 shares in the offering, and the receipt of the approval of the depositors of Investors Bank and of the stockholders of the Company.
About Investors Bancorp
Investors Bancorp, Inc. is the holding company for Investors Bank, which operates from its corporate headquarters in Short Hills, New Jersey and over 129 offices located throughout New Jersey and New York. Investors Bank's deposits are insured by the Federal Deposit Insurance Corporation. Investors may obtain additional information about Investors Bancorp and Investors Bank on the internet at www.myinvestorsbank.com under About Us.
Forward Looking Statements
This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "anticipate," and "believe," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve the risk of delays in proceeding with the offering within the timeframe outlined, the risk that market conditions can impact our ability to complete the offering, and other risks identified in the prospectus relating

Exhibit 99.1

to the offering. Investors Bancorp undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.
A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus, and any related prospectus supplement, forming part of the registration statement.
A proxy statement/prospectus concerning the conversion has been filed with the Securities and Exchange Commission. Stockholders of the Company are urged to read the proxy statement/prospectus because it contains important information. Investors are able to obtain all documents filed with the Securities and Exchange Commission by the Company and New Investors Bancorp free of charge at the Securities and Exchange Commission's website, www.sec.gov. In addition, these documents are available free of charge from the Corporate Secretary of the Company at 101 JFK Parkway, Short Hills, NJ 07078, Attention: Corporate Secretary.
The directors, executive officers, and certain other members of management and employees of the Company are participants in the solicitation of proxies from the stockholders of the Company in favor of the conversion. Information about the directors and executive officers of the Company is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.
The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

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